UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2012

Federal-Mogul Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34029	20-8350090
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26555 Northwestern Highway, Southfield, Michigan		48033
(Address of principal executive offices)		(Zip Code)

(248) 354-7700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2012, Michael Broderick (the “Employee”) entered into an employment agreement (the “Agreement”) with Federal-Mogul Corporation (the “Company”), the term of which commences on or about June 25, 2012. A copy of the press release announcing Mr. Broderick’s hire is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Prior to joining the Company, Mr. Broderick, age 44, served as the President of Carquest Parts Incorporated since 2009 and as Senior Vice President of Sales from 2008-2009. From 1992-2008 Mr. Broderick served in positions of increasing authority at AutoZone Incorporated with his last position being that of Vice President, Commercial Sales and Operations.

Pursuant to the Agreement, Mr. Broderick will serve as Chief Executive Officer of the Aftermarket Division of the Company. Mr. Broderick’s employment period shall continue through March 31, 2017, unless otherwise terminated earlier pursuant to the terms of the Agreement.

Pursuant to the Agreement, Mr. Broderick is entitled to a base salary of $475,000 per annum and a target annual bonus of 80% of his base salary beginning with the 2013 fiscal year (2012 bonus is a fixed amount equal to $210,000). Mr. Broderick is also entitled to receive a cash-settled performance-based equity appreciation award equal to 1.25% percent of the appreciation in the value of the Aftermarket Division during the term of Mr. Broderick’s employment, subject to the terms of a forthcoming award agreement. Mr. Broderick is entitled to receive one year of his base salary upon his termination by the Company without Cause or upon his termination for Good Reason. Mr. Broderick may also receive one year of his target bonus opportunity upon his termination following a specific event constituting Good Reason.

There are no arrangements or understandings between Mr. Broderick and any other persons pursuant to which he was appointed as the Chief Executive Officer Aftermarket Division of the Company. There are no family relationships between Mr. Broderick and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. Other than as a result of Mr. Broderick’s employment with the Company, the Company has had no transactions since the beginning of its last fiscal year, and has no transactions proposed, in which Mr. Broderick, or any member of his immediate family, has a direct or indirect material interest. No information is required to be disclosed with respect to Mr. Broderick, pursuant to Item 404(a) of Regulation S-K.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release issued on June 11, 2012

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal-Mogul Corporation (Registrant)

Date: June 12, 2012	By:	/s/ Brett D. Pynnonen
Brett D. Pynnonen
Senior Vice President, General Counsel and Secretary